EXHIBIT 5.1












                                                               December 20, 1996



Neurobiological Technologies, Inc.
1387 Marina Way South
Richmond, CA 94804


         Re:      Registration Statement on Form S-8


Gentlemen:

         With reference to the Registration Statement on Form S-8 to be filed by Neurobiological Technologies, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, relating to 50,000 shares of the Company's Common Stock issuable pursuant to the Amended and Restated Neurobiological Technologies, Inc. Employee Stock Purchase Plan (the "Plan"), it is our opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the Plan will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                                   Very truly yours,